FIFTH AMENDMENT AND CONSENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIFTH AMENDMENT AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Consent") is entered into as of June 16, 2014, by and among Wells Fargo Capital Finance, LLC (formerly known as Wells Fargo Foothill, LLC), a Delaware limited liability company, as the arranger and administrative agent ("Agent") for the Lenders (as defined in the Credit Agreement referred to below), the Lenders party hereto and REALPAGE, INC., a Delaware corporation (the "Borrower").
WHEREAS, Borrower, Agent, and Lenders are parties to that certain Amended and Restated Credit Agreement dated as of December 22, 2011 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement");
WHEREAS, Borrower has informed Agent and Lenders that Borrower desires to enter into an Agreement and Plan of Merger dated on or about the date hereof (the "Purchase Agreement"), a true, correct and complete copy is attached hereto as Exhibit A, by and among Kigo, Inc., a Delaware corporation ("Kigo"), Kigo Rental Systems, S.L.U., a limited company organized under the laws of the Kingdom of Spain, Kigo EURL, a limited company organized under the laws of France, Borrower, RP Newco XIV Inc., a Delaware corporation ("RP Newco XIV"), Shawn Convery, in his capacity as stockholder representative, and the stockholders party thereto, pursuant to which RP Newco XIV will merge with and into Kigo, and Kigo will be the surviving entity of such merger (the "Kigo Merger"), which absent Required Lenders' consent would otherwise be prohibited by Section 6.11 of the Credit Agreement;
WHEREAS, Borrower has requested that Agent and the Required Lenders consent to the Kigo Merger pursuant to the terms of the Purchase Agreement, and Agent and the Required Lenders have agreed to the foregoing, on the terms and conditions set forth herein; and
WHEREAS, Borrower and Required Lenders have agreed to amend the Credit Agreement in certain respects, on the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

2.Consent. Subject to the terms and conditions set forth herein, Agent and the Required Lenders hereby consent to the consummation of the Kigo Merger in accordance with the terms of the Purchase Agreement and agree that, notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document, the Kigo Merger shall be considered a "Permitted Acquisition" for all purposes thereunder; provided, that the Merger Consideration (as defined in the Purchase Agreement) shall be excluded from the calculation of the Aggregate Permitted Acquisition Limit. This is a limited consent and shall not, except as expressly set forth herein, be deemed to constitute a consent to or waiver of any Default, Event of Default or breach of the Credit Agreement or any other Loan Document or any other requirements of any provision of the Credit Agreement or any other Loan Document.

3.Amendment. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:
(a)Section 4.25 of the Credit Agreement is hereby amended by amending and restating the first sentence therein to read in its entirety as follows: "The Equipment (other than (i) vehicles or Equipment out for repair and (ii) other Equipment in the hands of employees, consultants or customers in the ordinary course of business having a book value of less than $2,500,000 in the aggregate, including, without limitation, laptop computers) of the Loan Parties and their Subsidiaries are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between, the locations identified on Schedule 4.25 (as such Schedule may be updated pursuant to Section 5.15).
(b)Section 5.15 of the Credit Agreement is hereby amended by amending and restating the first sentence therein to read in its entirety as follows: "Keep each Loan Parties' and its Domestic Subsidiaries' tangible Collateral (other than (i) vehicles and Equipment out for repair and (ii) other Equipment in the hands of employees, consultants or customers in the ordinary course of business having a book value of less than $2,500,000 in the aggregate, including, without limitation, laptop computers) only at the locations identified on Schedule 4.25 and their chief executive offices only at the locations identified on Schedule 4.6(b); provided, however, that Borrower may amend Schedule 4.25 or Schedule 4.6(b) so long as such amendment occurs by written notice to Agent not less than 10 days prior to the date on which such tangible Collateral is moved to such new location or such chief executive office is relocated and so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower or such Domestic Subsidiary uses commercially reasonable efforts to deliver a Collateral Access Agreement to Agent with respect to each such new location where Collateral is located with a book value in excess of $750,000."
(c)The definition of "Aggregate Permitted Acquisition Limit" set forth in Schedule 1.1 to the Credit Agreement is amended and restated in its entirety as follows:
"Aggregate Permitted Acquisition Limit" means the sum of $150,000,000, plus an additional $100,000,000, but only if Borrower receives Net Cash Proceeds after May 30, 2014 of at least $100,000,000 in connection with a bond offering consented to by Required Lenders or Stock issuance.
(d)Clause (k) of the definition of "Permitted Acquisition" set forth in Schedule 1.1 to the Credit Agreement is amended to replace the reference to "Closing Date" with "May 30, 2014".
4.Continuing Effect. Except as expressly set forth in Section 2 and Section 3 of this Consent, nothing in this Consent shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.
5.Reaffirmation and Confirmation. Borrower hereby ratifies, affirms, acknowledges and agrees that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Borrower hereby agrees that this Consent in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower in all respects.

6.Conditions to Effectiveness. This Consent shall become effective upon the satisfaction of the following conditions precedent:
(a)Agent shall have received a copy of this Consent executed and delivered by Agent, the Required Lenders and the Loan Parties (with four (4) original copies of this Consent to follow within two (2) Business Days after the date hereof); and
(b)No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Consent.
7.Representations and Warranties. In order to induce Agent and Lenders to enter into this Consent, each Loan Party hereby represents and warrants to Agent and Lenders that:
(a)After giving effect to this Consent, all representations and warranties contained in the Loan Documents to which such Loan Party is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality of dollar thresholds in the text thereof) on and as of the date of this Consent (except to the extent any representation or warranty expressly related to an earlier date in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or dollar thresholds in the text thereof) on and as of such earlier date);
(b)No Default or Event of Default has occurred and is continuing; and
(c)This Consent and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.
8.Miscellaneous.
(a)Expenses. Borrower agrees to pay on demand all reasonable costs and expenses of Agent and the Lenders (including reasonable attorneys' fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Consent and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Consent and the Credit Agreement as amended hereby.
(b)Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.
(c)Counterparts. This Consent may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Consent.
9.Release.
(a)In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Consent for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.
(b)Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

REALPAGE, INC., a Delaware corporation By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: Chief Financial Officer

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent and as a Lender By: /s/ Daniel Morihiro Name: Daniel Morihiro Title: Director

Bank of America, N.A. a national banking association, as a Lender By: /s/ Jennifer Yan Name: Jennifer Yan Title: Senior Vice President

Comerica Bank a Texas Banking Association, as a Lender By: /s/ Charles Fell Name: Charles Fell Title: Vice President

JP Morgan Chase Bank, N.A., a national banking association, as a Lender By: /s/ Scott Maggard Name: Scott Maggard Title: Underwriter III

CONSENT AND REAFFIRMATION
Each Guarantor hereby (i) acknowledges receipt of a copy of the foregoing Consent to Amended and Restated Credit Agreement (the "Consent"; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Consent), (ii) consents to Borrower's execution and delivery of the Consent; (iii) agrees to be bound by the Consent (including Section 9 thereof); (iv) affirms that nothing contained in the Consent shall modify in any respect whatsoever any Loan Document to which it is a party except as expressly set forth therein; and (v) ratifies, affirms, acknowledges and agrees that each of the Loan Documents to which such Guarantor is a party represents the valid, enforceable and collectible obligations of such Guarantor, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other such Loan Document. Each Guarantor hereby agrees that the Consent in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by such Guarantor in all respects. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that neither Agent nor any Lender has any obligation to inform any Guarantor of such matters in the future or to seek any Guarantor's acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.
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MULTIFAMILY INTERNET VENTURES, LLC, a California limited liability company By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: VP, CFO and Treasurer

STARFIRE MEDIA, INC., a Delaware corporation By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: VP, CFO and Treasurer

REALPAGE INDIA HOLDINGS, INC., a Delaware corporation By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: VP, CFO and Treasurer

A.L. WIZARD, INC., a Delaware corporation By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: VP, CFO and Treasurer

PROPERTYWARE LLC, a California limited liability company BY: RealPage, Inc., as Sole Member By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: Chief Financial Officer

43642 Yukon Inc., a Yukon company By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: VP, CFO and Treasurer

eREAL ESTATE INTEGRATION, INC., a California corporation By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: VP, CFO and Treasurer

RP NEWCO LLC, a Delaware limited liability company By: RealPage, Inc., as Sole Member By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: Chief Financial Officer

RP NEWCO II LLC, a Delaware limited liability company By: RealPage, Inc., as Sole Member By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: Chief Financial Officer

RENT MINE ONLINE INC., a Delaware corporation By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: VP, CFO and Treasurer

REALPAGE PHILIPPINES HOLDINGS LLC, a Delaware limited liability company By: RealPage, Inc., as Sole Member By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: Chief Financial Officer

REALPAGE FORMS LLC, a Delaware limited liability company

By: Propertyware, LLC, its Sole Member
       By: RealPage, Inc., its Sole Member

By: /s/ W. Bryan Hill
Name: W. Bryan Hill
Title: Chief Financial Officer

SENIOR-LIVING.COM, INC., a Delaware corporation By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: VP, CFO and Treasurer

Multifamily Technology Solutions, Inc., a Delaware corporation By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: VP, CFO and Treasurer

MTS New Jersey, Inc., a Delaware corporation By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: VP, CFO and Treasurer

MTS Connecticut, Inc., a Delaware corporation By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: VP, CFO and Treasurer

MTS Minnesota, Inc., a Delaware corporation By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: VP, CFO and Treasurer

LEASESTAR LLC, a Delaware limited liability company By: RealPage, Inc., as Sole Member By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: Chief Financial Officer

RP NEWCO V LLC, a Delaware limited liability company By: RealPage, Inc., as Sole Member By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: Chief Financial Officer

VELOCITY UTILITY SOLUTIONS LLC, a Texas limited liability company By: RealPage, Inc., as Sole Member By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: Chief Financial Officer

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